CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2017, relating to the financial statements and financial highlights which appear in the December 31, 2016 Annual Report to Shareholders of Schwab S&P 500 Index Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm,” and “Portfolio Holdings Disclosure” in such Registration Statement.

San Francisco, California

February 24, 2017